                                                                      EXHIBIT 11
                               KMART CORPORATION
                INFORMATION ON COMPUTATION OF PER SHARE EARNINGS

   ($ Millions, except per share data)                                           13 Weeks Ended
                                                                            -----------------------
                                                                            April 26,     April 27,
                                                                             1995            1994
                                                                            ---------     ---------
   I.  Earnings per common and common equivalent share:

      Income (loss) from continuing retail operations                      $  (28)       $   16
      Less--Series C convertible preferred shares dividend declared            (2)           (2)
                                                                           ------        ------

      (a) Adjusted income (loss) from continuing retail operations            (30)           14
      (b) Discontinued operations, net of income taxes                          -             2
                                                                           ------        ------

      (c) Adjusted net income (loss)                                       $  (30)       $   16
                                                                           ======        ======

      Weighted average common shares outstanding                            458.8         409.3
      Weighted average $3.41 Depositary Shares outstanding
        (each representing 1/4 share Series A conversion preferred)             -          46.0

      Stock Options --
        Common shares assumed issued                                          0.2           7.9
        Less--common shares assumed repurchased                              (0.2)         (7.3)
                                                                           ------        ------

                                                                              0.0           0.6
                                                                           ------        ------

      (d) Applicable common shares, as adjusted                             458.8         455.9
                                                                           ======        ======

      Earnings per common and common equivalent share:

      Adjusted income (loss) from continuing retail operations (a)/(d)     $(0.06)       $ 0.03
      Discontinued operations, net of income taxes (b)/(d)                      -          0.01
                                                                           ------        ------

      Net income (loss) (c)/(d)                                            $(0.06)       $ 0.04
                                                                           ======        ======

   II. Earnings per common and common equivalent share assuming full dilution:

      (e) Income (loss) from continuing retail operations                  $  (28)       $   16
      (f) Discontinued operations, net of income taxes                          -             2
                                                                           ------        ------

      (g) Net income (loss)                                                $  (28)       $   18
                                                                           ======        ======

      Weighted average common shares outstanding                            458.8         409.3
      Weighted average $3.41 Depositary Shares outstanding
        (each representing 1/4 share Series A conversion preferred)             -          46.0
      Weighted average Series C convertible preferred shares outstanding      9.1           9.7

      Stock options--
        Common shares assumed issued                                          0.2           7.9
        Less--common shares assumed repurchased                              (0.2)         (7.3)
                                                                           ------        ------

                                                                              0.0           0.6
                                                                           ------        ------

      (h) Applicable common shares, as adjusted                             467.9         465.6
                                                                           ======        ======

      Earnings per common and common equivalent share assuming full dilution:

      Income (loss) from continuing retail operations (e)/(h)              $(0.06)       $ 0.03
      Discontinued operations, net of income taxes (f)/(h)                      -          0.01
                                                                           ------        ------

      Net income (loss) (g)/(h)                                            $(0.06)       $ 0.04
                                                                           ======        ======
                                                                             (1)           (1)

   (1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.